Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Greenland is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of August 31, 2019 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended August 31, 2019 and year ended November 30, 2018 give pro forma effect to the Business Combination as if it had occurred as of the earliest period presented. This information should be read together with Zhongchai Holding’s and Greenland’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zhongchai Holding,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenland” and other financial information included elsewhere in this report.

The unaudited pro forma combined balance sheet as of August 31, 2019 has been prepared using the following:

●	Zhongchai Holding’s unaudited historical consolidated balance sheet as of September 30, 2019; and

●	Greenland’s unaudited historical balance sheet as of August 31, 2019.

The unaudited pro forma combined statement of operations for the nine months ended August 31, 2019 has been prepared using the following:

●	Zhongchai Holding’s unaudited historical consolidated statement of operations and comprehensive income for the nine months ended September 30, 2019; and

●	Greenland’s unaudited historical statement of operations for the nine months ended August 31, 2019.

The unaudited pro forma combined statement of operations for the year ended November 30, 2018 has been prepared using the following:

●	Zhongchai Holding’s audited historical consolidated statement of operations and comprehensive income for the year ended December 31, 2018; and

●	Greenland’s audited historical statement of operations for the period from December 28, 2017 (inception) through November 30, 2018.

Description of the Transaction

The Business Combination consists of a series of transactions pursuant to which Greenland will acquire 100% of the issued and outstanding capital stock of Zhongchai Holding, in exchange for the issuance of 7,500,000 Greenland Shares to the Zhongchai Equity Holder.

Accounting for the Transaction

The Business Combination will be accounted for as a reverse merger, accompanied by a recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Greenland will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Zhongchai Equity Holder controlling the majority of the relative voting rights, Zhongchai Equity Holder being expected to have the largest interest of the combined company, Zhongchai Holding’s senior management comprising the senior management of the combined company, the relative size of Zhongchai Holding compared to Greenland, and Zhongchai Holding’s operations comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Zhongchai Holding issuing stock for the net assets of Greenland, accompanied by a recapitalization. The net assets of Greenland will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Zhongchai Holding.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the combined company will experience. Zhongchai Holding and Greenland have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

On October 24, 2019 (the “Closing Date”), Greenland consummated the business combination following a special meeting of stockholders (the “Special Meeting”) where the stockholders of Greenland considered and approved, among other matters, a proposal to adopt an share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019, entered into by and among (i) Greenland, (ii) Zhongchai Holding (Hong Kong) Limited, a Hong Kong company (“Zhongchai Holding”), (iii) Greenland Asset Management Corporation, a British Virgin Islands company with limited liability, in the capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”). Upon consummation of the Business Combination, Greenland shareholders exercised redemption Rights with respect to their Public Shares with total of 3,794,058 shares redempted.

The unaudited pro forma combined financial information has been prepared assuming Redemptions of 3,794,058 Public Shares for cash at a Redemption Price of approximately $10.21 per share. The Redemption amount is derived from a minimum net tangible asset requirement of $5,000,001 required pursuant to the Share Exchange Agreement, after giving effect to the payments to redeeming shareholders. There could be more Public Shares redeemed as long as Greenland has at least $5,000,001 of net tangible assets upon consummation of the Business Combination.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 7,500,000 Greenland Shares to be issued to the Zhongchai Equity Holder.

As a result of the Business Combination and immediately following the Closing, if 3,794,058 Greenland Shares are redeemed for cash, the existing shareholder of Zhongchai Holding will own approximately 75.0%, existing Greenland shareholders will own approximately 24.5%, and an independent third party that is a China-based entity that acted as finder in connection with the Business Combination will own approximately 0.5%, of the Greenland Shares to be outstanding immediately after the Business Combination (in each case, not giving effect to any shares issuable to them upon exercise of Warrants).

PRO FORMA COMBINED BALANCE SHEET
AS OF AUGUST 31, 2019
(UNAUDITED)

	(A) Zhongchai	(B) Greenland	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$3,858,305	$192,000	$45,470,537	(1)
			(900,000	)(2)
			(2,010,580	)(3)
			(38,723,353	)(4)	$7,886,909
Restricted cash	2,131,547	—	—		2,131,547
Notes receivable	14,463,130	—	—		14,463,130
Accounts receivables, net	11,791,075	—	—		11,791,075
Inventories	9,587,338	—	—		9,587,338
Prepaid expenses and other current assets	478,590	44,724	—		523,314
Total Current Assets	42,309,985	236,724	3,836,604		46,383,313
Marketable securities held in Trust Account	—	45,470,537	(45,470,537	)(1)	—
Property, plant and equipment, net	19,742,904	—	—		19,742,904
Land use rights, net	3,791,392	—	—		3,791,392
Deferred tax assets	502,224	—	—		502,224
Goodwill	3,796	—	—		3,796
Due from related parties	32,999,764	—	—		32,999,764
Other assets	854,524	—	—		854,524
Total Assets	$100,204,589	$45,707,261	$(41,633,933)		$104,277,917

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$32,355,973	$—	$—		$32,355,973
Accounts payable and accrued expenses	15,689,581	73,327	—		15,762,908
Taxes payable	93,945	—	—		93,945
Customer deposits	82,855	—	—		82,855
Promissory note – related party	—	210,000	(210,000	)(2)	—
Due to related party	2,961,184	—	—		2,961,184
Other current liabilities	1,919,497	—	—		1,919,497
Total Current Liabilities	53,103,035	283,327	(210,000)		53,176,362
Long-term debt	1,748,814	—	—		1,748,814
Convertible promissory notes – related party	—	690,000	(690,000	)(2)	—
Deferred underwriting fee	—	1,010,580	(1,010,580	)(3)	—
Other liabilities	4,191,492	—	—		4,191,492
Total Liabilities	59,043,341	1,983,907	(1,910,580)		59,116,668

Commitments and Contingencies
Ordinary shares subject to redemption	—	38,723,353	(38,723,353	)(4)	—

Shareholders’ Equity
Ordinary Shares	1,290	5,369,298	11,930,718	(5)
			515,000	(6)	17,816,306

Additional paid-in capital	12,300,015	—	(12,300,015	)(5)	—
Retained earnings (Accumulated deficit)	22,019,059	(369,297)	(1,000,000	)(3)
			369,297	(5)
			(515,000	)(6)	20,504,059
Accumulated other comprehensive income	(1,215,313)	—	—		(1,215,313)
Total Shareholders’ Equity	33,105,051	5,000,001	(1,000,000)		37,105,052
Non-controlling interest	8,056,197	—	—		8,056,197
Total Equity	41,161,248	5,000,001	(1,000,000)		45,161,249
Total Liabilities and Shareholders’ Equity	$100,204,589	$45,707,261	$(41,633,933)		$104,277,917

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of Zhongchai Holding as of September 30, 2019.

(B)	Derived from the unaudited balance sheet of Greenland as of August 31, 2019.

(1)	Reflects the release of cash from marketable securities held in the Trust Account.

(2)	Reflects the repayment of promissory notes payable and convertible promissory note at the closing of the Business Combination.

(3)	Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of approximately $1.0 million, legal, financial advisory, accounting and other professional fees. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $1.0 million is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(4)	Assumes 3,794,058 Greenland Shares are redeemed for cash by Greenland shareholders, $38.9 million would be paid out in cash. The $38.9 million, which is the amount required to redeem 3,794,058 Greenland Shares, represents the maximum Redemption amount to leave a minimum of $5.0 million of net tangible assets from Greenland, including the cash to be released from Greenland’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on August 31, 2019.

(5)	Reflects recapitalization of Zhongchai Holding through (a) the contribution of all the share capital in Zhongchai Holding to Greenland, (b) the issuance of 7,500,000 Greenland Shares and (c) the elimination of the historical accumulated deficit of Greenland, the accounting acquiree.

(6)	Reflects the issuance of 50,000 Greenland Shares, valued at $0.52 million (or approximately $10.30 per share) to an independent third party that is a China-based entity that acted as finder in connection with the Business Combination as compensation for services provided. The amount is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

Upon consummation of the Business Combination, 4,682,000 rights would convert into 468,200 Greenland Shares.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED AUGUST 31, 2019
(UNAUDITED)

	(A) Zhongchai	(B) Greenland	Pro Forma Adjustments		Pro Forma Income Statement
Revenues	$40,502,305	$—	$—		$40,502,305
Cost of goods sold	31,875,891	—	—		31,875,891
Gross profit	8,626,414	—	—		8,626,414

Operating expenses
Selling expenses	778,348	—	(153)		778,195
General and administrative expenses	1,253,646	994,570	(307,083	)(1)	1,941,133
Research and development	1,600,890	—	—		1,600,890
Total operating expenses	3,632,884	994,570	(307,236)		4,320,218
Operating income (loss)	4,993,530	(994,570)	307,236		4,306,196

Other income (expense):
Interest income	20,640	717,589	(717,589	)(2)	20,640
Unrealized gain on marketable securities	—	5,561	(5,561	)(2)	—
Interest expense	(1,292,746)	—	—		(1,292,746)
Other	151,593	(31,093)	—		120,500
Income (loss) before income taxes	3,873,017	(302,513)	(415,914)		3,154,590
Provision for income taxes	624,735	—	(62,387	)(3)	562,348
Net income	3,248,282	(302,513)	(353,527)		2,592,242
Less: net income attributable to noncontrolling interest	420,650	—	—		420,650
Net (loss) income attributable to Company	$2,827,632	$(302,513)	$(353,527)		$2,171,592

Weighted average shares outstanding, basic and diluted		1,931,932	8,074,210	(4)	10,006,142
Basic and diluted net (loss) income per share		$(0.48)			$0.22

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED NOVEMBER 30, 2018
(UNAUDITED)

	(C) Zhongchai	(D) Greenland	Pro Forma Adjustments		Pro Forma Income Statement
Revenues	$60,213,088	$—	$—		$60,213,088
Cost of goods sold	46,139,858	—	—		46,139,858
Gross profit	14,073,230	—	—		14,073,230

Operating expenses
Selling expenses	1,215,976	—	—		1,215,976
General and administrative expenses	1,647,599	372,998	—		2,020,597
Research and development	2,512,403	—	—		2,512,403
Total operating expenses	5,375,978	372,998	—		5,748,976
Operating income (loss)	8,697,252	(372,998)	—		8,324,254

Other income (expense):
Interest income	22,668	315,911	(315,911	)(2)	22,668
Unrealized loss on marketable securities	—	(8,524)	8,524	(2)	—
Interest expense	(1,554,864)	—	—		(1,554,864)
Other	851,451	(1,173)	—		850,278
Income (loss) before income taxes	8,016,507	(66,784)	(307,387)		7,642,336
Provision for income taxes	1,392,956	—	(46,108	)(3)	1,346,848
Net income (loss)	6,623,551	(66,784)	(261,279)		6,295,488
Less: net income attributable to noncontrolling interest	741,077	—	—		741,077
Net income (loss) attributable to Company	$5,882,474	$(66,784)	$(261,279)		$5,554,411

Weighted average shares outstanding, basic and diluted		1,415,310	8,590,832	(4)	10,006,142
Basic and diluted net loss (income) per share		$(0.24)			$0.56

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited consolidated statement of operations and comprehensive income of Zhongchai Holding for the nine months ended September 30, 2019.

(B)	Derived from the unaudited statement of operations of Greenland for the nine months ended August 31, 2019.

(C)	Derived from the audited consolidated statement of operations and comprehensive income of Zhongchai Holding for the year ended December 31, 2018.

(D)	Derived from the audited statement of operations of Greenland for the period from December 28, 2017 (inception) through November 30, 2018.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical consolidated financial statements of Zhongchai and Greenland in aggregated of $0.3 million, for the nine months ended August 31, 2019. There were no such amounts recorded for the year ended November 30, 2018.

(2)	Represents an adjustment to eliminate interest income and unrealized loss on marketable securities held in the Trust Account as of the beginning of the period.

(3)	To record the tax effect of the pro forma adjustments applied at Zhongchai Holding’s normalized blended statutory income tax rate of 15.0%.

(4)	The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the IPO occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted income (loss) per share excludes the effect of (1) Warrants to purchase 2,341,000 Greenland Shares and (2) a unit purchase option exercisable for 240,000 Greenland Shares, Warrants to purchase 120,000 Greenland Shares and Rights that convert into 24,000 Greenland Shares, because the inclusion of these securities would be anti-dilutive.

Nine Months Ended August 31, 2019	Proforma
Weighted average shares calculation, basic and diluted
Greenland Public Shares(1)	1,045,942
Greenland Shares held by Sponsor and Chardan(1)	1,410,200
Greenland Shares issued to Zhongchai Equity Holder in Business Combination	7,500,000
Greenland Shares issued to finder in Business Combination	50,000
Weighted average shares outstanding	10,006,142
Percent of shares owned by existing Zhongchai Equity Holder	75.0%
Percent of shares owned by existing holders of Greenland Shares	24.5%
Percent of shares owned by third party	0.5%